Exhibit 99.3

Southern Union Company

IMPORTANT SPECIAL MEETING INFORMATION

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on ____________

Vote by Internet

- Log on to the Internet and go to **www.investorvote.com/sug**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

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	For	Against	Abstain
1. To approve and adopt the Second Amended and Restated Agreement and Plan of Merger, dated as of July 19, 2011, and as amended on September 14, 2011, by and among Energy Transfer Equity, L.P., Sigma Acquisition Corporation and Southern Union Company, as it may be further amended from time to time, pursuant to which Sigma Acquisition Corporation, a wholly owned subsidiary of Energy Transfer Equity, L.P., will be merged with and into Southern Union Company, with Southern Union Company surviving the merger as a wholly owned subsidiary of Energy Transfer Equity, L.P., and the transactions contemplated thereby, including the merger.	☐	☐	☐
2. To approve, on an advisory (non-binding) basis, the compensation to be received by Southern Union Company's named executive officers in connection with the merger.	☐	☐	☐
3. To approve any adjournments of the Special Meeting, if necessary, to solicit additional proxies in favor of the proposal to adopt the merger agreement.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Revocable Proxy — Southern Union Company This Proxy is Solicited on behalf of the Board of Directors for the Special Meeting of Stockholders George L. Lindemann and Thomas N. McCarter, III, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Southern Union Company to be held on             local time, at             or at any adjournment or postponement thereofupon the matters described in the accompanying Notice of Special Meeting of Stockholders and proxy statement / prospectus, dated             , 2011, andupon such other matters as may properly come before the Special Meeting and any adjournment or postponement thereof.Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FORProposals 1, 2 and 3.IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS. The proxystatement / prospectus and any documents incorporated therein are available at the Security and Exchange Commission’s website atwww.sec.gov, together with any amendments to any of these materials that are required to be furnished to stockholders.Revocation of Proxy:You may revoke your proxy by attending the special meeting and voting in person at the Special Meeting. You may also revoke yourproxy at any time before it is voted by giving written notice of revocation to Southern Union Company, Attention: Secretary, 5444 Westheimer Road, Houston, Texas 77056 at or before the Special Meeting or by completing, signing and dating another proxy card and returning it by mail in time to be receivedbefore the Special Meeting or by submitting a later dated proxy by telephone or Internet.(Items to be voted appear on reverse side.)